                                                                   EXHIBIT 10.20


                            INFORMATION ADVANTAGE, INC.
                                EMPLOYMENT AGREEMENT
                                 WITH KURT BETCHER

     THIS AGREEMENT is entered into effective as of the 8th day of January, 1999, by and between INFORMATION ADVANTAGE, INC., a Delaware corporation (the "Company"), and KURT BETCHER, a Minnesota resident ("Executive").

     WHEREAS, the Company desires to engage Executive in the position of Vice President and Chief Financial Officer;

     WHEREAS, Executive desires to be employed by the Company as its Vice President and Chief Financial Officer and to be assured of reasonable tenure and terms and conditions of employment with the Company; and

     WHEREAS, both parties recognize the critical importance to the Company, its employees and investors, of preserving the confidentiality of the Company's trade secrets and confidential information and of protecting the Company against competition from former executives or other key employees of the Company following their separation from the Company;

     NOW, THEREFORE, in consideration of the foregoing premises and the parties' mutual covenants and undertakings contained in this Agreement, the sufficiency of which is hereby acknowledged, the Company and Executive agree as follows:

1. EMPLOYMENT AND TERM. Subject to the terms and conditions herein provided, the Company hereby hires Executive, and Executive hereby accepts employment by the Company for a term commencing as of the date hereof and continuing for a minimum of one (1) year thereafter. The employment term shall automatically extend for an additional one (1) year following the expiration of each employment year (February 1 through January 31 of each year) unless, on or before January 1 of each year, one party has notified the other party in writing that this Agreement will not be extended for an additional year. In the event of such a notification, the employment term of Executive will expire at the expiration of the initial one (1) year employment term, or any extended term hereunder as the case may be, without further obligation for either party, except as described elsewhere in this Agreement or in any stock option agreements then in effect between the Company and Executive. In addition, the Company may terminate the employment of Executive upon thirty (30) days notice, without cause, provided the Company pays Executive severance pay as described in paragraph 3.c of this Agreement.

     Notwithstanding the foregoing, the Company may terminate Executive's employment for cause without notice and without further obligation of any kind to Executive. For purposes of this Agreement, "cause" shall have the meaning set forth in the Severance Agreement attached hereto as Exhibit A.

     If the Executive voluntarily resigns for Good Reason the Company shall pay Executive severance pay as described in paragraph 3.c of this Agreement. For purposes of this Agreement, "Good Reason" shall have the meaning set forth in the Severance Agreement attached hereto as Exhibit A.

     It is further agreed that the term of Executive's employment under this Agreement shall automatically terminate in the event of Executive's death. In the event Executive becomes mentally or physically disabled during the term of employment hereunder, his employment under this Agreement shall terminate as of the date such disability is established. As used in this subparagraph, the term "disabled" means suffering from any mental or physical condition, other than the illegal use of drugs, which renders Executive unable to perform substantially all of Executive's duties and services under this Agreement in a satisfactory manner (an "impaired condition") for a period of ninety (90) consecutive days. The date that Executive's disability is established shall be the ninety-first
(91st) day upon which such impaired condition exists. Upon termination for disability, Executive shall not be entitled to receive severance pay, but shall be entitled to receive continuation of his base salary (as herein defined) for a period of one hundred eighty (180) days after the date of such termination, payable in periodic installments in accordance with the standard payroll practices of the Company in effect from time to time. If the Company maintains a disability policy covering Executive, then the amount of payments to be made by the Company to Executive pursuant to this provision shall be reduced by any amounts to be paid to Executive under any such insurance policy during such one hundred eighty
(180) day period.

2. DUTIES AND REPRESENTATIONS OF EXECUTIVE. During Executive's employment hereunder, he shall serve as the Company's Vice President and Chief Financial Officer and will have the day-to-day responsibility for making decisions relating to all aspects of the Company's financial, administrative, human resource and internal operational systems, and shall have authority to and shall perform such functions and exercise such powers and duties as are customary for such position, subject always to the control of the Company's Board of Directors and its President and Chief Executive Officer. Executive shall devote his full time, attention, knowledge and skill exclusively to the loyal service of the Company and shall perform all duties reasonably assigned to him by said Board of Directors. Additionally, Executive shall do such traveling as may reasonably be required by the Company in connection with the performance of his duties and responsibilities. Executive represents and warrants to the Company that (a) his acceptance of employment under this Agreement and his performance of the duties contemplated herein are not in conflict with any obligation, undertaking or agreement between Executive and any third party including, without limitation, any of Executive's former employers, and (b) he has not and will not, during the course of his employment with the Company, disclose or utilize without permission any confidential or proprietary information, trade secrets, materials, documents, or property owned by any third party including, without limitation, any of Executive's former employers.

3. COMPENSATION. The Company shall pay to Executive the following compensation:

     a. BASE SALARY. The Company shall pay to Executive an annual base salary of One Hundred Eighty Thousand Dollars ($180,000), payable in periodic installments in accordance with the standard payroll practices of the Company in effect from time to time. Executive's base salary shall be reviewed for potential adjustment on the basis of performance from time to time.

     b. BONUSES. Bonuses shall be paid to Executive as the Board of Directors, President and the Chief Executive Officer of the Company may determine in their discretion from time to time pursuant to the Company's then-existing executive compensation practices. Executive's variable on-target earnings (salary and bonuses) shall be $240,000 for fiscal year 2000, based on achievement of objectives and revenue goals agreed upon from time to time by the Company and Executive. Executive shall be entitled to receive a $5,000 bonus each quarter the Company meets its quarterly revenue and earnings targets. Executive shall be entitled to receive an additional $5,000 bonus each quarter Executive achieves management business objectives agreed upon from time to time based on quarterly review by the Company and Executive. Executive shall be entitled to receive a $20,000 bonus at year end each year the Company meets its annual revenue and earnings targets. Such bonus shall be paid in accordance with the standard payroll practices of the Company in effect from time to time. Executive's bonuses shall be reviewed for potential adjustment on the basis of performance from time to time.

     c.        SEVERANCE PAY.   In the event the Company gives notice to the
          Executive that this Agreement will not be extended or upon termination of the Executive's employment by the Company, other than for cause as defined in paragraph 1, the Executive shall be entitled to receive his then current base salary for an additional six (6) months following the date of termination, to be paid as though the Executive had remained in the employ of the Company. In addition, Executive and the Company shall enter into the Severance Agreement attached hereto as Exhibit A, to be effective as of the date hereof. The first sentence of this subparagraph 3c.shall not apply to the extent that Executive is entitled to severance payments under the Severance Agreement. Except for bonuses earned by Executive under subparagraph 3.b hereof for quarters or years, as applicable, in which Executive was employed for the entire quarter or year, as applicable, and stock options Executive is entitled to pursuant to the Severance Agreement and Stock Option

          Agreement (referenced in subparagraph 3d.), the severance pay described in this subparagraph 3c shall be in lieu of any other compensation of any kind otherwise payable to Executive under this Agreement after termination.

     d. STOCK OPTION PLAN. Executive and the Company shall enter into a Stock Option Agreement pursuant to the Company's 1997 Equity Incentive Plan, to be dated effective January 8, 1999, whereby Executive is granted 130,000 stock options to purchase shares of the Company's common stock, which Agreement is attached hereto as Exhibit B.

4. ADDITIONAL BENEFITS. Executive shall be entitled to those additional Company benefits and perquisites which may be customarily made available to other executive employees of the Company. Without limiting the foregoing, Executive shall be eligible to participate in any pension plan, or group life, health or accident insurance, or any such other plan or policy which may presently be in effect or which may hereafter be adopted by the Company for the benefit of its executive employees and corporate officers generally. Furthermore, Executive shall be entitled to the following additional benefits:

     a) EXPENSE REIMBURSEMENT. During the term of Executive's employment under this Agreement, the Company shall bear reasonable and ordinary business expenses incurred by Executive in performing his duties, including travel and living expenses while away from home on business in the service of the Company, and long distance home telephone expenses, provided that Executive accounts promptly for such expenses to the Company in the manner reasonably prescribed from time to time by the Company.

     b) VACATION. During the term of Executive's employment under this Agreement, Executive shall be entitled to take up to three (3) weeks of vacation per year with pay, at such times as shall be mutually convenient to the Company and Executive. Vacation time must be used within the applicable employment year and may not be accumulated.

5. NONCOMPETITION, CONFIDENTIALITY AND INVENTIONS. Executive and the Company shall enter into the Noncompetition, Confidentiality and Inventions Agreement attached hereto as Exhibit C, to be effective as of the date hereof.

6. ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The term "successor" includes any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets.

     The Executive may not assign this Agreement nor any rights hereunder. Any purported or attempted assignment or transfer by Executive of this Agreement or any of Executive's duties, responsibilities or obligations hereunder shall be void.

7. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing, shall be deemed to have been duly given on the date of service if personally served on the parties to whom notice is to be given, or on the second day after mailing if mailed to the parties to whom notice is given, by first class mail, postage prepaid, and properly addressed as follows:

     If to the Company, at:

          INFORMATION ADVANTAGE, INC.
          Attn: Larry J. Ford
          7905 Golden Triangle Drive
          Suite 190
          Eden Prairie, MN  55344

     If to Executive, at:

          KURT BETCHER
          1418 Appaloosa Trail
          Eagan, MN 55122

     Any party may change the address for the purpose of this paragraph by giving the other written notice of the new address in the manner set forth above.

8. CONSTRUCTION AND SEVERABILITY. The validity, interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Minnesota. In the event any provision of this Agreement shall be held illegal or invalid for any reason, said illegality or invalidity shall not in any way affect the legality or validity of any other provision hereof, it is the intention of the parties hereto that the Company be given the broadest possible protection respecting its confidential information and trade secrets and respecting competition by Executive following his separation from the Company.

9. ARBITRATION. Any claims or disputes of any nature between the parties arising from or related to the performance, breach, termination, expiration, application or meaning of this Agreement shall be resolved exclusively by arbitration before the American Arbitration Association in Minneapolis, Minnesota, pursuant to the Association's rules for commercial arbitration.

The decision of the arbitrator(s) shall be final and binding upon both parties. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event of submission of any dispute to arbitration, each party shall, not later than thirty (30) days prior to the date set for hearing, provide to the other party and to the arbitrator(s) a copy of all exhibits upon which the party intends to rely at the hearing and a list of all persons whom each party intends to call as witnesses at the hearing.

This paragraph 9 shall have no application to claims by the Company asserting violations of or seeking to enforce, by injunction or otherwise, the terms of the Noncompetition, Confidentiality and Inventions Agreement attached hereto as Exhibit C. Such claims may be maintained by the Company in a lawsuit subject to the terms of paragraph 10 below.

10. VENUE. Any action at law, suit in equity or judicial proceeding arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement or any provision hereof shall be litigated only in the courts of the State of Minnesota, County of Hennepin. Executive waives any right Executive may have to transfer or change the venue of any litigation brought against Executive by the Company.

11. ENTIRE AGREEMENT. This Agreement and the Exhibits hereto set forth the entire agreement between the Company and Executive with respect to his employment by the Company and there are no undertakings, covenants or commitments other than as set forth herein. This Agreement and the Exhibits hereto may not be altered or amended, except by a writing executed by the party against whom such alteration or amendment is to be enforced. This Agreement and the Exhibits supersedes any and all prior understandings or agreements between the parties.

12. COUNTERPARTS. This Agreement may be simultaneously executed in any number of counterparts, and such counterparts executed and delivered, each as an original, shall constitute but one in the same instrument.

13. CAPTIONS AND HEADINGS. The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

14. SURVIVAL. The parties expressly acknowledge and agree that the provisions of this Agreement which by their express or implied terms extend beyond the expiration of this Agreement or the termination of Executive's employment hereunder, shall continue in full force and effect, notwithstanding Executive's termination of employment hereunder or the expiration of this Agreement.

15. WAIVERS. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

16. RELIANCE BY THIRD PARTIES. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit therefrom absent the express written consent of the party to be charged with such reliance or benefit.

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed and Executive has hereunto set his name as of the day and year first above written.


EXECUTIVE:                         COMPANY:

                                   INFORMATION ADVANTAGE, INC.


/s/ Kurt Betcher                   By: /s/ Larry J. Ford
--------------------------------      -----------------------------------------
Kurt Betcher                       Larry J. Ford
                                   Its:  President and Chief  Executive Officer

                                      EXHIBIT A

                            INFORMATION ADVANTAGE, INC.
                                SEVERANCE AGREEMENT

     THIS AGREEMENT is entered into as of January 8, 1999, by and between Kurt Betcher (the "Executive"), and INFORMATION ADVANTAGE, INC., a Delaware corporation (the "Company").

     WHEREAS, the Executive is employed by the Company; and

     WHEREAS, pursuant to the terms of the Company's 1997 Equity Incentive Plan and the stock option agreements between the Company and the Executive, the Company has granted to the Executive options to purchase shares of its common stock (the "Options"); and

     WHEREAS, the Company desires to provide for accelerated vesting of the Options upon the occurrence of certain events.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

     1. TERM OF AGREEMENT. This Agreement shall remain in effect from the date hereof until the earlier of:

          (a) The date when the Executive's employment with the Company terminates for any reason not described in Section 5(a); or

          (b) The date when the Company has met all of its obligations under this Agreement following a termination of the Executive's employment with the Company for a reason described in Section 5(a).

     2. DEFINITION OF CHANGE IN CONTROL. For purposes of this Agreement, "Change in Control" shall mean the occurrence of any of the following events after the date of this Agreement:

          (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; provided that any rights Executive may become entitled to due to such commitment shall not be effective until the consummation of such merger, consolidation or other corporate reorganization;

          (b) The sale, transfer or other disposition of all or substantially all of the Company's assets;

          (c) A change in the composition of the Board, as a result of which fewer than 66% of the incumbent directors are directors who either (i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or (ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

          (d) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this Subsection (d), the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of subsidiary of the Company and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

          (e) The entry by the Company into an agreement to affect any transaction evidenced in Sections 2(a)-(d) hereof.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

Notwithstanding any other provision in this Agreement, the rights of Executive upon the occurrence of a Change in Control, as defined in Section 2(e) hereof, shall not be effective until the transaction referenced therein occurs.

     3. DEFINITION OF GOOD REASON. For purposes of this Agreement, "Good Reason" shall mean that the Executive:

               (i) Has incurred a reduction in his title, authority or responsibilities as an employee of the Company, including, but not limited to, (1) a reduction or elimination of his authority to approve expenditures, (2) a reduction of his authority to hire, promote, demote or terminate subordinates, (3) a reduction in the number of employees reporting to him, except as a result of a Company-wide reduction of employees generally as a result of poor financial performance of the Company, (4) a change in his reporting relationship such that he no longer reports to the Company's Chief Executive Officer or President, (5) a material increase in his travel obligations, or (6) if a successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets, does not, by an agreement in substance and form satisfactory to the Executive, assume this Agreement and agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession

               (ii) Has incurred a reduction in his base salary, other than pursuant to a Company-wide reduction of salaries for employees of the Company generally;

               (iii) Has incurred a reduction in his opportunity to earn a cash bonus, other than pursuant to a reduction of bonus opportunities for executives of the Company generally;

               (iv) Has been regularly excluded from consideration of matters within his present area of responsibility;

               (v) Has been subjected to procedures not generally applicable to other executives of the Company; or

               (vi) Has been notified that his principal place of work as an employee of the Company will be relocated by a distance of 30 miles or more.

     4. DEFINITION OF CAUSE. For purposes of this Agreement, "Cause" shall mean:

          (a) The unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company;

          (b) Conviction of, or a plea of "guilty" or "no contest" to, a felony under the laws of the United States or any state thereof which has an adverse effect on the Company;

          (c) Intentional failure to perform material duties as the Chief Financial Officer of the Company or a duty in reckless disregard of the consequences of action taken by the Executive; or

          (d) Continued failure to perform assigned duties after receiving written notification from the Board of Directors.

The items set forth above identify the acts or omissions that constitute "Cause". These items are not an exclusive list of all acts or omissions that the Company (or a subsidiary of the Company) may consider as grounds for the discharge of the Employee.

     5.   CONDITIONS FOR VESTING OF STOCK OPTIONS.

          (a) TERMINATION OF EMPLOYMENT. The Executive shall be entitled to the accelerated vesting of stock options described in Section 6 if one of the following events occurs:

               (i) If after a Change in Control, the Executive voluntarily resigns his employment for Good Reason; or

               (ii) If after a Change in Control, the Company terminates the Executive's employment for any reason other than Cause.

          (b) CHANGE IN CONTROL. The limitations set forth below must be met in addition to those in Paragraph 5(a) before the Executive shall be entitled to the accelerated vesting of stock options described in
               Section 6 upon a Change in Control:

               (i) In the case of both ISOs and NSOs the acceleration of exercisability shall not occur without the Optionee's written consent, and

               (ii) The Optionee may consent to acceleration of exercisability separately as to ISOs, NSOs and/or as to a specified number of shares subject to an ISO or NSO.

          (c) POOLING OF INTERESTS. Subsection (a) above notwithstanding, if the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the accelerated vesting of stock options described in Section 6 shall not occur to the extent that the Company's independent public accountants and such other party's independent public accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting. If the accountants determine that such acceleration would preclude the use of "pooling of interests" accountings, Executive's options shall continue to vest as provided in the stock option agreement(s) and Section 6 of this Agreement.

     6. SCOPE OF VESTING OF STOCK OPTIONS. If the conditions described in
Section 5 are satisfied, then the Executive's stock options shall vest as follows:

          (a) All options to purchase shares of the Company's Common Stock held by the Executive at the time of his termination of employment by the Company for any reason other than Cause, or his voluntary resignation for Good Reason, shall immediately become vested and exercisable in full, whether such options were granted before or after the date of this Agreement.

     However, if and to the extent that the Executive elects not to accelerate the vesting and exercisability of certain ISOs or NSOs, then the Executive vesting and exercisability rights shall remain in effect as specified in any Equity Incentive Agreement with the Company, except that all provisions terminating vesting or requiring exercise before or within a specified time period ending on or subsequent to termination of Employment shall lapse and Executive shall continue to vest in his options or stock as if his employment were continuing. Exercise rights shall terminate only at the expiration of the term of the Option.

          (b) All shares of the Company's Common Stock held by the Executive at the time of his employment termination shall immediately vest in full and the Company's right to repurchase such shares shall lapse, whether such shares were issued before or after the date of this Agreement.

To the extent provided in this Section 6, this Agreement shall be deemed to be an amendment of the exercisability and vesting provisions of all stock option agreements, stock purchase agreements and similar instruments executed by the Executive and the Company.

     7.   CONDITIONS FOR SEVERANCE PAYMENTS.

          (a) TERMINATION OF EMPLOYMENT. In addition to the accelerated vesting of stock options described in Sections 5 and 6 above, the Executive shall be entitled to receive a severance payment (the "Severance Payment") equal to twelve (12) months of his base salary as it exists immediately prior to the Change in Control if one of the following events occurs:

               (i) If after a Change in Control, the Executive voluntarily resigns his employment for Good Reason; or

               (ii) If after a Change in Control, the Company terminates the Executive's employment for any reason other than Cause.

          (b) POOLING OF INTERESTS. Subsection (a) above notwithstanding, if the Company and the other party to the transaction constituting a Change in Control agree that such transaction is to be treated as a "pooling of interests" for financial reporting purposes, and if such transaction in fact is so treated, then the Severance Payment described in Section 7 shall not occur to the extent that the Company's independent public accountants and such other party's independent public accountants separately determine in good faith that such acceleration would preclude the use of "pooling of interests" accounting.

     8.   LIMITATION ON PAYMENTS.

     Any other provision of this Agreement notwithstanding, the Company shall be required to make any payment or property transfer to, or for the benefit of, the Executive (under this Agreement or otherwise) even if it would be nondeductible by the Company by reason of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), or would subject the Executive to the excise tax described in section 4999 of the Code. All calculations required by this Section 8 shall be performed by the independent auditors retained by the Company most recently prior to the Change in Control (the "Auditors"), based on information supplied by the Company and the Executive, and shall be binding on the Company and the Executive. All fees and expenses of the Auditors shall be paid by the Company.

     9.   SUCCESSORS.

          (a) COMPANY'S SUCCESSORS. The Company shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets, by an agreement in substance and form satisfactory to the Executive, to assume this Agreement and to agree expressly to perform this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection
     (a) or which becomes bound by this Agreement by operation of law.

          (b) EXECUTIVE'S SUCCESSORS. This Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     10. MERGER OF PRIOR AGREEMENTS; CONFLICTING PROVISIONS. The provisions of this Agreement and the provisions of any other agreement entered into by and between the Company and the Executive related to the subject matter hereof shall be applied and interpreted in a manner consistent with each other so as to carry out the purposes and intent of the parties hereof. Notwithstanding the foregoing, to the extent the provisions of this Agreement and the provisions of any other agreement entered into by and between the Company and the Executive related to the subject matter hereof conflict, the provisions of this Agreement shall govern.

     11. TAIL INSURANCE. If the Company purchases a tail insurance policy to cover directors of the Company prior to the Change in Control for any period of time after the Change in Control, the Company shall purchase the same coverage for the Executive.

     12.  MISCELLANEOUS PROVISIONS.

          (a) NOTICE. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Executive, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary.

          (b) WAIVER. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Executive and by an authorized officer of the Company (other than the Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

          (c) SEVERABILITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

          (d) NO RETENTION RIGHTS. This Agreement does not confer upon the Executive any right to continued employment with the Company for any period of specific duration. The Company or any subsidiary of the Company and the Executive each hereby expressly reserve their rights to terminate the Executive's employment at any time and for any reason, with or without Cause.

          (e) CHOICE OF LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Minnesota.


     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.


                                      Kurt Betcher


                                      INFORMATION ADVANTAGE, INC.

                                      By: Larry J. Ford
                                      Its: President and Chief Executive Officer

                                     EXHIBIT B

                            INFORMATION ADVANTAGE, INC.

                          INCENTIVE STOCK OPTION AGREEMENT

                             1997 EQUITY INCENTIVE PLAN


     Information Advantage, Inc., a Delaware corporation (the "Company"), has granted to Kurt Betcher (the "Optionee"), an option (the "Option") to purchase a total of 130,000 shares of common stock of the Company (the "Common Shares"), at the price set forth herein, and in all respects subject to the terms, definitions and provisions of this Agreement and the Information Advantage, Inc. 1997 Equity Incentive Plan (as Adopted Effective September 24, 1997), as amended from time to time (the "Plan"), which is incorporated herein by reference. Unless otherwise defined herein, the terms used herein shall have the definitions and meanings set forth in the Plan.

     1. NATURE OF THE OPTION. This Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

     2. EXERCISE PRICE. The Exercise Price is $7.75 for each Common Share, which Exercise Price is not less than the Fair Market Value per Common Share on the date of grant set forth below (the "Date of Grant").

     3. EXERCISE OF OPTION. This Option shall be exercisable during its term in accordance with the provisions of this Agreement and the Plan as follows:

          a.   RIGHT TO EXERCISE.

               i. Subject to the other terms and conditions in this Agreement and the Plan, Optionee may exercise this Option as provided in this subsection 3(i)(a). Commencing on the Date of Grant, this Option may be exercised by Optionee as follows:


                                               Cumulative percentage of
         Years expired since                   Common Shares as to
           Date of Grant                       Which Option Is Exercisable
        -------------------                   ---------------------------
               0                                            0%
               1                                           20%
               2                                           40%
               3                                           60%
               4                                           80%
               5                                          100%



               ii. This Option may not be exercised for a fraction of a share or for less than fifty (50) shares.

               iii. In the event of Optionee's death, Disability or termination of employment, the exercisability of the Option is governed by Sections 7 and 8 below.

               iv. In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 10 below.

               v. Upon a Change in Control, this Option shall be exercisable in accordance with Section 5.5 of the Plan and in accordance with any Severance Agreement between the Optionee and the Company.

               vi. This Option shall be treated as a nonstatutory stock option to the extent that the aggregate fair market value of common shares with respect to which any incentive stock option, granted under any incentive stock option plan of the Company and exercisable for the first time by Optionee during any calendar year exceeds $100,000. For purposes of the preceding sentence, (i) incentive stock options which are accelerated after a change in control shall be accelerated so that the last options to vest under the normal vesting schedule shall be the first options to be accelerated, and (ii) the fair market value of shares issued pursuant to the exercise to incentive stock options shall be determined as of the time the incentive stock option with respect to such shares was granted.

          b. METHOD OF EXERCISE. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Common Shares in respect of which the Option is being exercised, and such other representations and agreements as to the Optionee's investment intent with respect to such Common Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Controller of the Company. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the timely payment of the Exercise Price.

     No Common Shares will be issued pursuant to the exercise of this Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Common Shares may then be listed. Assuming such compliance, for income tax purposes the Common Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Common Shares.

     4. OPTIONEE'S REPRESENTATIONS. In the event the Common Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933 ("Act"), as amended, at the time this Option is exercised, Optionee shall, concurrent with the exercise of all or any portion of this Option, deliver to the Company an investment representation statement in the form requested by the Company.

     5. METHOD OF PAYMENT. Payment of the Exercise Price shall be by (i) cash or
(ii) check, bank draft or money order.

     6. RESTRICTIONS ON EXERCISE. This Option may not be exercised if the issuance of Common Shares upon such exercise or the method of payment of consideration for such Common Shares would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     7. TERMINATION OF EMPLOYMENT. Upon the termination of the employment of Optionee prior to the expiration of the Option, the following provisions shall apply:

          a. Upon the Involuntary Termination of Optionee's employment, as defined in Section 19.15 of the Plan, or the voluntary termination or resignation of Optionee's employment, the Optionee may exercise the Option to the extent the Optionee was entitled to exercise the Option at the date of such employment termination for a period of thirty (30) days after the date of such employment termination, or until the term of the Option has expired, whichever date is earlier. To the extent the Optionee was not entitled to exercise this Option at the date of such employment termination, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate.

          b. Upon the termination of Optionee's employment for Cause, as defined in Section 19.4 of the Plan, the Option shall terminate immediately.

     8. DEATH OR DISABILITY OF OPTIONEE. Upon the death or Disability, as defined herein, of Optionee prior to the expiration of the Option, the following provisions shall apply:

          a. If the Optionee is at the time of his or her Disability employed by the Company, a Parent, a Subsidiary or an Affiliate, and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of the Option, then the Option may be exercised by the Optionee for one (1) year following the date of such Disability or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was entitled to exercise the Option at the time of his or her Disability. For purposes of this Section 8, the term "Disability" shall mean a permanent and total disability as defined in Section 22(e)(3) of the Code, unless the Optionee is employed by the Company, a Parent, a Subsidiary or an Affiliate, pursuant to an employment agreement which contains a definition of "Disability," in which case such definition shall control. The Committee, in its sole discretion, shall determine whether an Optionee has a Disability and the date of such Disability.

          b. If the Optionee is at the time of his or her death employed by the Company, a Parent, a Subsidiary or an Affiliate, and has been in continuous employment (as determined by the Committee in its sole discretion) since the Date of Grant of the Option, then the Option may be exercised by the Optionee's estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution, for one (1) year following the date of the Optionee's death or until the expiration date of the Option, whichever date is earlier, but only to the extent the Optionee was entitled to exercise the Option at the time of death.

          c. If the Optionee dies within thirty (30) days after the Involuntary Termination of Optionee's employment with the Company, a Parent, a Subsidiary or an Affiliate the Option may be exercised for nine (9) months following the date of Optionee's death or the expiration date of the Option, whichever date is earlier, by the Optionee's estate or by a person who acquires the right to exercise the Option by will or the laws of descent or distribution, but only to the extent the Optionee was entitled to exercise the Option at the time of Involuntary Termination.

     9. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution, and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     10. TERM OF OPTION. This Option may not be exercised more than ten (10) years from the Date of Grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

     11. ADJUSTMENT OF NUMBER OF COMMON SHARES. In accordance with Article 11 of the Plan, the Committee shall adjust the number of Common Shares as to which this Option is exercisable as it, in its sole discretion, deems appropriate.

     12. EARLY DISPOSITION OF STOCK. Optionee understands that if he or she disposes of any Common Shares received under this Option within two (2) years after the Date of Grant or within one (1) year after such Common Shares were transferred to him or her, he or she will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured by the difference between the price paid for the Common Shares and the lower of the fair market value of the Common Shares at the date of the exercise or the fair market value of the Common Shares at the date of disposition. The amount of such ordinary income may be measured differently if Optionee is an officer, director or ten percent (10%) shareholder of the Company, or if the Common Shares were subject to a substantial risk of forfeiture at the time they were transferred to Optionee. OPTIONEE HEREBY AGREES TO NOTIFY THE COMPANY IN WRITING WITHIN 30 DAYS AFTER THE DATE OF ANY SUCH

DISPOSITION. Optionee understands that if he or she disposes of such Common Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be taxed as long-term capital gain.

     13. CONFLICT BETWEEN THIS AGREEMENT AND THE PLAN. This Option is subject to, and the Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan, as the same may be amended from time to time in accordance with its terms. Pursuant to the Plan, the Committee is vested with conclusive authority to interpret and construe the Plan and this Agreement, and is authorized to adopt rules and regulations for carrying out the Plan. A copy of the Plan is available for inspection during business hours by the Optionee at the Company's principal office. In the event there is any inconsistency or discrepancy between the provisions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan, as interpreted by the Committee, shall govern and prevail.

     14. NOTICES. Any notice to be given to the Company shall be addressed to the Company in care of its Controller at its principal office, and any notice to be given to the Optionee shall be addressed to the Optionee at the address set forth beneath the Optionee's signature hereto, or at such other address as the Optionee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when addressed as above and delivered in person, or when deposited with the United States Postal Service by registered or certified mail, return receipt requested, or when deposited with a courier with written evidence of receipt.

     15. RULES OF CONSTRUCTION. This Agreement and the Plan shall be construed and enforced in accordance with the laws of the State of Delaware, other than any choice of law rules as applied in the State of Delaware.


DATE OF GRANT: January 8, 1999        INFORMATION ADVANTAGE, INC.


                                      By:
                                         ---------------------------------------
                                      Larry J. Ford
                                      Title:  President and Chief Executive
                                              Officer

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE OPTION IS EARNED ONLY BY THE CONTINUATION OF EMPLOYMENT OF OPTIONEE AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING COMMON SHARES HEREUNDER), UNLESS OTHERWISE SPECIFICALLY PROVIDED FOR IN A SEVERANCE AGREEMENT ENTERED INTO BETWEEN THE OPTIONEE AND THE COMPANY ON THE DATE HEREOF. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE GRANT OF THIS OPTION IS PROVIDED AS ADDITIONAL CONSIDERATION FOR ENTERING INTO A CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT ON BEHALF OF THE COMPANY. OPTIONEE ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, A PARENT, A SUBSIDIARY OR AN AFFILIATE, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS OR HER RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS OR HER EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

     Optionee acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan. Optionee further agrees to notify the Company upon any sale of the Common Shares.

                                                  Optionee


                                                  ------------------------------
                                                  Kurt Betcher

                                      EXHIBIT C

               NONCOMPETITION, CONFIDENTIALITY AND INVENTIONS AGREEMENT


I understand that:

     A. As part of my employment with INFORMATION ADVANTAGE, INC. a Delaware corporation, or one of its affiliates (the "Company"), I am expected to make new contributions and inventions of value to the Company.

     B. My employment creates a relationship of confidence and trust between me and the Company with respect to any information of a confidential or secret nature: (1) applicable to the business of the Company and its subsidiaries, and
(2) applicable to the business of any customer of the Company, which may be made known to me by the Company or its subsidiaries or by any customer of the Company or learned by me during the period of my employment (the "Proprietary Information").

     C. By way of illustration, not limitation, Proprietary Information includes: (i) software licensed by the Company; (ii) trade secrets, processes, formulae, data, know-how, improvements, inventions and techniques; (iii) customer lists and related information; (iv) information concerning design, construction, configuration, size, dimensions, programming, geometry, internal mechanisms, internal working and internal functions of software; (v) cost or expense of research, development, installation, developing, marketing, marketing surveys or analyses; (vi) pricing or licensing, as well as other financial data pertaining to any and all present and/or future developments, processes or devices, or component parts thereof, relating to the Company's business; (vii) business and strategic plans for the Company; (viii) financial forecasts, models and projections for the Company; and (ix) all personnel information, including without limitation employee lists or other information identifying Company employees, contractors or applicants, personnel files, compensation information, investigation files, medical records or discipline records.

          Notwithstanding the foregoing, Proprietary Information does not include proprietary data, information relating to the business or activities of the Company, know-how and other like information set forth above which is (a) in the public domain at the time of its use or disclosure by me; (b) already known to me at the time it is first made known to me by the Company; or (c) required to be disclosed by any official process, order, or other like demand as long as the Company has been given prior notice of such order, process or demand adequate to enable the Company to oppose the same.

     D. In addition, because of my access to Proprietary Information of the Company and its customers, including the employees of the Company and its customers, (i) the Company desires that I agree to certain restrictions on competition and solicitation of customers and employees of the Company, all as contained herein, and (ii) I agree that such restrictions are reasonable.

     In consideration of my employment, stock options granted in conjunction herewith, and the compensation and severance payments received from time to time, I hereby agree as follows:

     1. CONFIDENTIALITY OBLIGATION. At all times, both during my employment and after its termination, I will keep in confidence and trust the Proprietary Information. I will not use such Proprietary Information other than in the course of my work for the Company, nor disclose any of such Proprietary Information or anything related thereto to any third party without the consent of the Company.

     2. OBLIGATIONS UPON TERMINATION. In the event of the termination of my employment by me or by the Company for any reason, I will deliver to the Company all documents and data of any nature pertaining to my work and I shall not take with me any documents or data of any description or any reproduction of any description containing or pertaining to any Proprietary Information.

     3. OBLIGATIONS REGARDING INVENTIONS. With respect to information, inventories and discoveries, including improvements, developed, made or conceived by me, either alone or with others, at any time, within or without normal working hours, during my employment by the Company, arising out of such employment, or pertinent to any field of business or research in which, during such employment, the Company is engaged or (if such is known to or ascertainable by me) is considering engaging, I agree:

          (a) That all such information, inventions and discoveries, whether or not patented or patentable, shall be and remain the sole property of the Company.

          (b) To disclose promptly to an authorized representative of the Company all information, inventions and discoveries, and all information in my possession as to possible applications thereof to industry and other uses thereof or therefor.

          (c) Not to file any patent applications or copyright registrations relating to any such invention or discovery except with the prior consent of an authorized representative of the Company.

          (d) At the request of the Company, and without expense to me, to execute such documents and perform such other acts as the Company deems necessary to obtain patents or to register copyrights on such inventions and discoveries in any jurisdiction or jurisdictions and to assign to the Company or its designees such inventions and discoveries and any patent applications, whether or not active, any patents relating thereto, and any copyrights therein.

     4. EXCEPTIONS. My obligation to assign inventions to the Company does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the Company was used and was developed entirely on my own time, and (a) which does not relate (1) to the business of the Company or (2) to the Company's actual or demonstrable anticipated research or development, or (b) which does not result from any work performed by me for the Company.

     5. EXISTING INVENTIONS. As a matter of record, I attach hereto a complete list of inventions which have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment which I desire to remove from the operation of this Agreement; and I covenant that such list is complete. If no such list is attached to this agreement, I represent that I have not made, conceived or reduced to practice any such inventions and improvements at the time of signing this agreement.

     6. PRESUMPTION REGARDING DATE OF INVENTION. If any application for any United States or foreign patent related to or useful in the business of the Company or its subsidiaries or any customer of the Company shall be filed by me or for me during the period of one (1) year after the termination of my employment, the subject matter covered thereby shall be presumed to have been conceived during my employment with the Company.

     7. OTHER CONFIDENTIALITY AGREEMENTS. I represent that my performance of all the terms of this agreement, and as an employee of the Company, does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment with the Company and I agree not to enter into any agreement either written or oral in conflict herewith.

     8. RESTRICTION ON COMPETITION. I acknowledge that the Company needs to be protected against the potential for unfair competition and impairment of the Company's goodwill by my use of the Company's training, assistance, confidential information and trade secrets in direct competition with the Company. I therefore agree that during the term of my employment with the Company and for the greater of (a) six months after the termination of my employment with cause ("cause" shall have the meaning set forth in the Severance Agreement between me and the Company dated as of January 8, 1999) or my resignation without Good Reason ("Good Reason" shall have the meaning set forth in the Severance Agreement between me and the Company dated as of January 8, 1999) or (b) the period of time that I am entitled to receive severance pay from the Company after the termination of my employment (the "Noncompete Period"), I shall not, directly or indirectly, operate, join, control, be employed by or participate in ownership, management, operation or control of, or be connected in any manner as an independent contractor, consultant or otherwise, with any person or organization engaged in any business activity which is competitive with any business of the Company or any successor of the Company at the termination of my employment within the states of the United States of America. I expressly agree the provisions of this paragraph 8 shall survive the expiration or the termination of this Agreement, whether such termination be voluntary or involuntary or with or without cause.

     I also agree that in addition, but not to the exclusion of any other available remedy, the Company shall have the right to enforce the provisions of this non-competition agreement by applying for and obtaining temporary and permanent restraining orders or injunctions from a court of competent jurisdiction without the necessity of filing a bond therefor. In any such court action, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs from the other party.

     9. COVENANT NOT TO SOLICIT CUSTOMERS. I shall not, during the Noncompete Period, directly or indirectly, including through third party brokers or agents,
(i) solicit any software or software consulting business of any customer of the Company who is a customer at the time of the termination of my employment or during the one year period prior thereto; or (ii) cause or attempt to cause any then existing or prospective customer, client or account to divert, terminate, limit or in any manner modify or fail to enter into any actual or potential business relationship with the Company.

     10. COVENANT NOT TO RECRUIT EMPLOYEES. I recognize that the Company's work force constitutes an important and vital aspect of its business. I agree that during the term of my employment and for a period of two (2) years after the termination of my employment for any reason whatsoever, I shall not, directly or indirectly, solicit, or assist anyone else in the solicitation of, any of the Company's then current employees to terminate their employment with the Company, and to become employed by any business enterprise with which I may then be associated or connected, whether as an owner, employee, partner, agent, investor, consultant, contractor or otherwise.

     11. GOVERNING LAW. This Agreement, and any disputes or issues related thereto, shall be governed by the internal laws of the State of Minnesota.

     12. VENUE. Any dispute related to or arising out of this Agreement shall be resolved in the state or federal courts in Hennepin County, Minnesota.

     13. SCOPE OF AGREEMENT. This Agreement supersedes any prior agreements between the Company and me regarding the subject matter hereof. The terms of this Agreement may only be amended or modified in a writing executed by the Company and me.

     14. EFFECTIVE DATE. This agreement shall be effective as of the date hereof.




Dated as of:     January 8, 1999            ------------------------------------
                                            Kurt Betcher




INFORMATION ADVANTAGE, INC.


By:
   -------------------------------
     Larry J. Ford
     Its: President and CEO